EXHIBIT 99.1

FINANCIAL STATEMENTS OF

MUSCLE PHARM, LLC

FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2009 (Unaudited)

AND FROM INCEPTION (APRIL 22, 2008) TO DECEMBER 31, 2008

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Members
Muscle Pharm, LLC
Englewood, Colorado

We have audited the accompanying balance sheet of Muscle Pharm, LLC as of December 31, 2008 and the related statements of operations, changes in members' equity (deficit) and cash flows for the period from April 22, 2008 (inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Muscle Pharm, LLC as of December 31, 2008, and the results of its operations and its cash flows for the period from April 22, 2008 (inception) to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3, the Company has losses to date of approximately $393,000, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter is also explained in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Schumacher & Associates, Inc.

Schumacher & Associates, Inc.
Certified Public Accountants
7931 S. Broadway, #314
Littleton, CO 80122

October 26, 2009

MUSCLE PHARM, LLC
Balance Sheets

	September 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
ASSETS

Cash	$451	$32
Accounts receivable, net of allowance
of $-0- and $812 on September 30,
2009 and December 31, 2008,
respectively	10,358	14,248
Inventory	1,677	53,246
Deposits on product	-	45,815
Prepaid expenses and other current assets	2,387	12,368

Total Current Assets	14,873	125,709

Fixed Assets, net of accumulated
depreciation of $2,987 and $884 on
September 30, 2009 and December 31,
2008, respectively	15,932	12,527
Website, net of accumulated amortization
of $3,502 and $637 on September 30,
2009 and December 31, 2008, respectively	7,960	10,825
Security Deposits	1,207	-

Total Assets	$39,972	$149,061

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

Accounts payable	$355,149	$52,576
Accrued interest	4,499	-
Overdrawn bank accounts	17,645	12,002
Customer deposits	112,731	-
Due to related parties (Note 4)	73,528	2,612
Notes payable (Note 5)	30,000	-
Convertible notes payable (Note 6)	297,500	-

Total Current Liabilities	891,052	67,190

Commitments and contingencies (Notes 1,
2, 3, 4, 5, 6, 7, 8, 9 and 10)

Member's Equity (Deficit) (Note 7)	(851,080)	81,871

Total Liabilities and Members' Equity
(Deficit)	$39,972	$149,061

The accompanying notes are an integral part of these financial statements

MUSCLE PHARM, LLC
Statements of Operations

		From	From
		Inception	Inception
	Nine months	(April 22,	(April 22,
	ended	2008) to	2008) to
	September 30,	September 30,	December 31,
	2009	2008	2008
	(Unaudited)	(Unaudited)	(Audited)

Sales of product, net of $231,744,
$567 and $77,440 allowances and
discounts September 30, 2009,
2008 and December 31, 2008,
respectively	$671,347	$4,561	$80,690
Cost of sales	(663,849)	(47,827)	(129,815)

Gross margin (loss)	7,498	(43,266)	(49,125)

Operating Expenses:
Advertising and promotion	617,968	110,696	248,999
Bad debt	5,631	-	812
Bank charges	21,046	369	1,547
Salaries and labor	149,436	8,480	19,215
Depreciation and amortization	4,968	208	1,521
Insurance	11,021	375	2,649
Information technology	13,338	1,713	12,979
Travel, meetings and entertainment	72,138	15,501	23,845
Occupancy, telephone and utilities	17,619	2,214	8,175
Office and warehouse supplies	14,051	9,718	11,962
Professional fees	90,611	4,040	9,674
Repairs and maintenance	799	-	-
Other	633	25	840

Total Operating Expenses	1,019,259	153,339	342,218

Operating (Loss)	(1,011,761)	(196,605)	(391,343)

Other income (expense):
Interest income	-	13	14
Interest (expense)	(8,690)	-	(1,300)

Total other income (expense)	(8,690)	13	(1,286)

Net (Loss)	$(1,020,451)	$(196,592)	$(392,629)

The accompanying notes are an integral part of these financial statements

MUSCLE PHARM, LLC
Statements of Cash Flows

		From	From
		Inception	Inception
	Nine months	(April 22,	(April 22,
	ended	2008) to	2008) to
	September 30,	September 30,	December 31,
	2009	2008	2008
	(Unaudited)	(Unaudited)	(Audited)

Operating Activities
Net Loss	$(1,020,451)	$(196,592)	$(392,629)
Adjustments to reconcile net loss to
net cash provided by operating
activities:
Depreciation and amortization	4,968	208	1,521
Bad debt	5,631	-	812
Cash provided by (used in) changes in
operating assets and liabilities:
(Increase) in accounts receivable	(1,741)	-	(15,060)
Decrease (Increase) in inventory	51,569	(103,185)	(53,246)
Decrease (Increase) in deposits	45,815	(25,555)	(45,815)
Decrease (increase) in prepaid expenses	9,981	-	(12,368)
(Increase) in security deposits paid	(1,207)	-	-
Increase in accounts payable and
accrued interest	307,072	27,100	52,576
Increase in overdrawn bank accounts	5,643	-	12,002
Increase in customer deposits	112,731	-	-
Increase in due to related parties	70,916	-	2,612

Net cash (used in) operating activities	(409,073)	(298,024)	(449,595)

Investing Activities
Purchases of fixed assets and website	(5,508)	(17,351)	(24,873)

Net cash (used in) investing activities	(5,508)	(17,351)	(24,873)

Financing Activities
Proceeds from issuance of notes payable	30,000	-	-
Proceeds from issuance of convertible notes	297,500	-	-
Member contributions	87,500	324,500	474,500

Net cash provided by financing activities	415,000	324,500	474,500

Net increase in cash	419	9,125	32
Beginning cash	32	-	-

Ending cash	$451	$9,125	$32

Supplemental Disclosure:
Cash paid for interest	$4,191	$-	$-

Cash paid for income tax	$-	$-	$-

The accompanying notes are an integral part of these financial statements

MUSCLE PHARM, LLC
STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
For the Period from
Inception (April 22, 2008) to September 30, 2009 (Unaudited)

Balance at inception, April 22, 2008	$-

Member contributions	474,500

Net (loss) for the period ended December 31, 2008	(392,629)

Balance, December 31, 2008	81,871

Member contributions	87,500

Net loss for the nine months ended September 30, 2009	(1,020,451)

Balance, September 30, 2009 (Unaudited)	$(851,080)

The accompanying notes are an integral part of these financial statements

MUSCLE PHARM, LLC
NOTES TO FINANCIAL STATEMENTS
For the Nine Months Ending September 30, 2009 and from
Inception (April 22, 2008) to December 31, 2008
(References to periods ended September 30, 2008 and 2009,
and subsequent to December 31, 2008 are unaudited)

NOTE 1 - ORGANIZATION

Muscle Pharm, LLC (the "Company") was formed as a Colorado limited liability company on April 22, 2008.

The Company currently manufactures and markets six branded sports nutrition products with the trade name:  Combat, Assault, Battle Fuel, Bullet Proof, Shred Matrix, and Recon.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Muscle Pharm, LLC (Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

UNAUDITED INTERIM FINANCIAL INFORMATION

The interim financial statements as of and for the nine months ended September 30, 2009, and as of and for the period April 22, 2008 (date of inception) to September 30, 2008, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") for interim financial reporting.  These financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal reoccurring adjustments and accruals) necessary to present fairly the financial statements for periods presented in accordance with generally accepted accounting principles.  Operating results for the nine months ended September 30, 2009 may not be indicative of the results for the year ended December 31, 2009.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the rules and regulations of the SEC.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ materially from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company considers cash and cash equivalents to include highly liquid investments with original maturities of 90 days or less. Those are readily convertible into cash and not subject to significant risk from fluctuations in interest rates and market trends.  The recorded amounts for cash equivalents approximate fair value due to the short-term nature of these financial instruments.

As of September 30, 2009 and December 31, 2008, the Company had approximately $17,645 and $12,002, respectively, overdrawn in its bank accounts.  These amounts are shown as a current liability on the balance sheet.

CONCENTRATION OF CREDIT RISK AND ACCOUNTS

Financial instruments that potentially subject the Company to significant concentrations of credit risk include cash equivalents, trade accounts receivable, inventory and deposits on product.  The Company maintains its cash and investment balances in the form of bank demand deposits and money market accounts with financial institutions that management believes to be of high credit quality.  Accounts receivable are typically unsecured and are derived from transactions with and from customers primarily located in the United States.

For the nine months ended September 30, 2009, the Company had made sales to 19 customers.  Four of these customers represent approximately 73% of the Company's gross sales during the period.

Inventory originating from two vendors accounted for 97% and 100% of the Company's inventory purchases for the nine months ended September 30, 2009 and the period from April 22, 2008 (inception) to December 31, 2008, respectively.  At September 30, 2009 the Company was using one vendor to manufacture 100% of the Company's inventory.

ACCOUNTS RECEIVABLE

The Company performs ongoing evaluations of its clients' financial condition and generally does not require collateral.  Management reviews accounts receivable periodically and reduces the carrying amount by a valuation allowance that reflects management's best estimate of amounts that may not be collectible.  Allowances, if any, for uncollectible accounts receivable are determined based upon information available and historical experience.  As of September 30, 2009 the allowance for accounts receivable was $-0- compared to an allowance for accounts receivable of $812 as of December 31, 2008.

INVENTORY

Inventory is stated at the lower of cost or market. Costs are determined by the first-in first-out or average cost methods.  Cost includes all costs of purchase, cost of conversion and other costs incurred in bringing the inventory to its present location and condition.

DEPOSITS

As of December 31, 2008 the Company paid out $45,815 as deposits on products to be manufactured.  There were no advance payments for deposits on products to be manufactured as of September 30, 2009.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally on the straight-line method over the estimated useful life of each type of asset. Maintenance and repairs are charged to expense as incurred; improvements and betterments are capitalized. Upon retirement or disposition, the related costs and accumulated depreciation are removed from the accounts, and any resulting gains or losses are credited or charged to income.   Depreciation totaled $2,103 and $884 for the periods ended September 30, 2009 and December 31, 2008, respectively.

Below is a summary of property and equipment:

	Estimated
	Useful	September 30,	December 31,
Asset Type	Life	2009	2008

Displays	5	$17,057	$12,500
Furniture and equipment	5	1,862	911

Subtotal		18,919	13,411
Less accumulated depreciation		(2,987)	(884)

Net		$15,932	$12,527

WEBSITE DEVELOPMENT COSTS

Website development costs representing capitalized costs of design, configuration, coding, installation, and testing of the Company's website are capitalized until initial implementation. Upon implementation, the Company began amortizing the cost over its estimated useful life of three years using the straight-line method. Accumulated amortization at September 30, 2009 and December 31, 2008 were $3,502 and $637, respectively.  Amortization expense for the nine months ended September 30, 2009 and the period ended December 31, 2008 were $2,865 and $637, respectively. Ongoing website post-implementation costs of operation, including training and application maintenance, are charged to expense as incurred.

LONG-LIVED ASSETS

The Company's primary long-lived assets are property and equipment and website development. The Company assesses the recoverability of its long-lived assets whenever events and circumstances indicate the carrying value of an asset or asset group may not be recoverable from estimated future cash flows expected to result from its use and eventual disposition. Management does not believe that its long-lived assets are impaired, and no impairment charges have been recorded as of September 30, 2009.

FAIR VALUE DETERMINATION

Financial instruments consist of cash, accounts, inventory, deposits on product, prepaid expenses, accounts payable and accrued expenses. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.

Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

ADVERTISING

The Company expenses the cost of advertising when incurred.  Advertising expenses are included with advertising and promotions in the accompanying statements of operations.

REVENUE RECOGNITION

The Company recognizes revenue when persuasive evidence of a revenue arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured.

During 2008 and 2009, the Company has been developing its presence in the marketplace and establishing distribution channels for its products, and therefore the Company has incurred significant costs for sales allowances, sample expense and discounts provided. During the nine months ended September 30, 2009, the Company recognized gross sales of $903,091, but also granted discounts and allowances of $231,744, for net sales of $671,347.  During the period from April 22, 2008 to December 31, 2008, the Company recognized gross sales of $158,130, but also granted discounts and allowances of $77,440, for net sales of $80,690.

INCOME TAXES

The Company was formed under the limited liability laws in the State of Colorado.  No provision for income tax has been provided in the financial statements since the Company has elected to be taxed under the rules governing partnership taxation election, whereby all income or losses flow through to the partner for income tax reporting purposes.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

There were various accounting standards and interpretations issued during 2009 and 2008, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 3 - BASIS OF PRESENTATION - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern.  However, the Company has negative working capital and members' deficits, and has incurred net losses for the nine months ended September 30, 2009 and from inception (April 22, 2008) through December 31, 2008 of $1,020,451 and $392,629, respectively, which raises substantial doubt about its ability to continue as a going concern.  In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon its ability to meet its financing requirements, raise additional capital, and the success of its future operations.  There is no assurance that future capital raising plans will be successful in obtaining sufficient funds to assure its eventual profitability.  Management believes actions planned and presently being taken provide the opportunity for the Company to continue as a going concern, including:

     -   Increasing prices of products;
     -   reducing discounts and free samples;
     -   obtaining manufacturers which have substantially decreased manufacturing costs, and
     -   securing additional working capital through additional sales of debt or equity to investors.

The financial statements do not include any adjustments that might result from these uncertainties.

NOTE 4 - DUE TO RELATED PARTIES

Certain members of the Company have utilized personal credit cards owned by them and immediate family members to assist in financing its operations.  As of September 30, 2009 and December 31, 2008, the Company owed $54,317 and $2,612, respectively on these aforementioned credit cards.

During the nine months ended September 30, 2009 an investor paid various legal and accounting fees on behalf of the company totaling $19,211.  The advances from the investor are uncollateralized, bear no interest and are due on demand.

NOTE 5 - NOTES PAYABLE

At September 30, 2009, the Company had $30,000 in short term working capital loans represented by two uncollateralized promissory notes issued in March 2009.  The notes require no periodic payments, accrue interest at 10% per annum, and mature in March 2010, at which time all outstanding principal and accrued interest is due and payable.

NOTE 6 - CONVERTIBLE NOTES PAYABLE

During the nine months ended September 30, 2009 the Company sold to various investors a total of $297,500 of convertible secured promissory notes.

A series of Notes with principal balances totaling $225,000 accrue interest at 8% and mature on March 31, 2010, at which time all principal and accrued interest is due and payable.  In the event the Company is acquired by a publicly-traded company in a reverse acquisition, a reverse merger or any other similar form of corporate reorganization during the term of the notes, the principal together with accrued interest may be converted to shares of the publicly-traded company's common stock at the election of the debt holder.  The number of shares into which the Notes may be converted will be based on the market price of the common stock of the publicly-traded company, and shall be the number of shares which will provide the debt holder a dollar amount equal to 120% of the Note principal and accrued interest at the time of conversion.

In addition, two Notes, each with a principal balance $5,000 accrue interest at 8% and mature on March 31 and May 25, 2010 at which time all principal and accrued interest is due and payable.  In the event the Company is acquired by a publicly-traded company in a reverse acquisition, a reverse merger or any other similar form of corporate reorganization during the term of the Notes, the principal together with accrued interest may be converted to shares of the publicly-traded company's common stock at the election of the debt holder.  The number of shares into which the Notes may be converted will be based on the market price of the common stock of the publicly-traded company, and shall be the number of shares which will provide the debt holder a dollar amount equal to 150% of the Note principal and accrued interest at the time of conversion.

In addition, two Notes, with principal balances of $27,500 and $35,000 accrue interest at 8% and mature on June 9, 2010 at which time all principal and accrued interest is due and payable.  In the event the Company is acquired by a publicly-traded company in a reverse acquisition, a reverse merger or any other similar form of corporate reorganization during the term of the notes, the principal together with accrued interest may be converted to shares of the publicly-traded company's common stock at the election of the debt holder.  The number of shares into which the Notes may be converted will be based on the market price of the common stock of the publicly-traded company, and shall be the number of shares which will provide the debt holder a dollar amount equal to 200% of the note principal and accrued interest at the time of conversion.

All the Notes are collateralized by all the assets of Muscle Pharm, LLC.

NOTE 7 - MEMBERS' EQUITY

There were two initial members/owners of the Company. One member received a 60% membership interest in exchange for his contribution of formulations for potential products, contacts with GNC Canada and other potential customers, and contacts with professional athletes.  The other initial member received a 40% membership interest in exchange for his contacts with key contacts including potential distributors, professional athletes and potential investors.  Neither of the two initial members contributed any cash and no accounting value was placed on their respective contributions since it was immaterial.

On November 30, 2008, the Company approved the admission of four new members with a total cash investment of $474,500 representing 9.4% ownership.

During the nine months ended September 30, 2009, the Company approved the admission of six new members with total cash investments of $87,500, representing 0.7% ownership.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

As a component of the Company's overall marketing strategy, it has entered into various sponsorship and endorsement agreements with professional athletes and fitness trainers.  These agreements generally provide for payments to the athletes and trainers based on pre-determined events in which the athlete or trainer agree to provide exposure of the Company and its products through media exposure and coverage of specific athletic events.  During the period from inception (April 22, 2008) to September 30, 2008 the Company paid out $4,750 under these agreements.  For the nine months ended September 30, 2009 the Company paid out $302,213 under these agreements. These payments are included in the Statements of Operations in advertising and promotion expense.  At September 30, 2009 the Company estimates future obligations under its existing sponsorship and endorsement agreements is approximately $100,000, assuming all contingencies contained in the agreements occur, of which there can be no assurance.  This estimate does not include amounts for reimbursements for travel and expenses that are included in certain of the agreements.  Subsequent to September 30, 2009, the Company entered into additional agreements as further disclosed in Note 10, Subsequent Events.

In April 2009, the Company signed a 13 month lease for warehouse space, which is personally guaranteed by an initial member.  The base rate is $818 per month.  In September 2009, a six month office lease was signed at a base rate of $1,458 month.  The office lease is also personally guaranteed by an initial member.

NOTE 9 - RELATED PARTY TRANSACTIONS

Muscle Pharm, LLC was formed as a Colorado limited liability company on April 22, 2008.  There were two initial members/owners of the Company. One member received a 60% membership interest in exchange for his contribution of formulations for potential products, contacts with GNC Canada and other potential customers, as well as contacts with professional athletes.  The other initial member received a 40% membership interest in exchange for his contacts including potential distributors, professional athletes and potential investors.  Neither of the two initial members contributed any cash and no accounting value was placed on their respective contributions.  During the period from inception to September 30, 2008 a total of $7,000 was paid to the initial members, and for the nine months ended September 30, 2009 payments of $66,041 were paid to the initial members.  The payments were made as compensation for management services provided to the Company and are included in salaries and labor in the accompanying Statements of Operations.

During 2008, an initial member's wife was paid $6,000 for various accounting and bookkeeping services.  No amounts were paid her during the nine months ended September 30, 2009.  In addition, during 2008 a company controlled by the initial member's wife made a $13,000 working capital loan to the Company.  The loan was fully repaid during 2008 together with $1,300 of accrued interest.

During the nine months ended September 30, 2009, the Company paid two initial members' spouses a total of $4,167 for various administrative services rendered to the Company.

During the nine months ended September 30, 2009, a company controlled by an initial member purchased $1,248 of the Company's products.  As of September 30, 2009, all of the product purchased had been paid for by the member's company and no amounts were owed the Company.

NOTE 10 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 20, 2010, the date which the financial statements were available to be issued.

Subsequent to September 30, 2009 the Company has raised an additional $695,000 in convertible notes payable from various investors.

Subsequent to September 30, 2009 the Company has entered into various sponsorship and endorsement agreements.  The Company estimates future obligations under these agreements is approximately $913,000, assuming all contingencies contained in the agreements occur, of which there can be no assurance.  This estimate does not include amounts for reimbursements for travel and expenses that are included in certain of the agreements.